EXHIBIT 99.498

Inter-SC Trade Adjustment Bids Modeling Adjustment Bids on Inter-SC Trades as Adjustment Bids on Virtual Loads

Inter-SC Sale Example SC sells energy to PX in a zone. SC is to be paid PX's market price for the energy. SC is willing to sell (and PX is willing to buy) 100 MWh at PX's unconstrained market price of $25/MWh. Congestion Management can cause PX's market price in the zone to change. If zonal price falls, SC wants to decrease its sale to PX. If zonal price rises, SC wants to sell more to PX.

Change to Inter-SC Sale Modeled as a Load IPS = 100 $/MWh MWh UMCP = 25 30 20 10 60 135 $/MWh MWh UMCP = 25 IPS = 0 30 20 10 -35 100 40 A decrease in SC's sale to PX is equivalent to a buy-back of energy by SC in PX's market. That is, a virtual load in PX's market. Model a change to SC's inter-SC sale as a virtual load in PX's market. The load has an IPS of 0 MWh and an adjustment bid that is flipped with respect to SC's supply curve for its inter-SC sale. SC's Supply Curve for its Inter-SC Sale to PX Adjustment Bid on SC's Buy-Back of its Inter-SC Sale

Adjusting an Inter-SC Sale... SC specifies a virtual load in PX's portfolio in the zone of the inter-SC trade. SC submits an IPS of zero for this virtual load. SC can offer to buy back its inter-SC sale to PX. Submit an adjustment bid to increase the virtual load if the price falls. SC can offer to increase the sale to PX. Submit an adjustment bid to decrease the virtual load (to negative load) if price rises.

...Adjusting an Inter-SC Sale


SC
Inter-SC
Trade of
100 MWh
PX
Zone A
$Load^{A,SC}_{IPS}$ = 0 MWh
Adjustment Bid
$40 \le Load^{A,SC} \le 100$ @ \$10/MWh
$0 \le Load^{A,SC} \le 40$ @ \$20/MWh
$-35 \le Load^{A,SC} \le 0$ @ \$30/MWh

5

Inter-SC Purchase Example SC buys energy from PX in a zone. SC is to pay PX's market price for the energy. SC is willing to buy (and PX is willing to sell) 100 MWh at PX's unconstrained market price of $15/MWh. Congestion Management can cause PX's market price in the zone to change. If zonal price rises, SC wants to decrease its purchase from PX. If zonal price falls, SC wants to buy more from PX.

Change to Inter-SC Purchase as a Load MWh UMCP = 15 IPS = 0 $/MWh 30 20 10 -100 35 -40 A decrease in SC's purchase from PX is equivalent to a sell-back of energy by SC in PX's market. That is, a negative virtual load in PX's market. Model a change to SC's inter-SC purchase as a virtual load in PX's market. The load has an IPS of 0 MWh and an adjustment bid that is shifted with respect to SC's demand curve for its inter-SC purchase. IPS = 100 $/MWh MWh UMCP = 15 30 20 10 60 135 SC's Demand Curve for its Inter-SC Purchase from PX Adjustment Bid on SC's Sell-Back of its Inter-SC Purchase

Adjusting an Inter-SC Purchase... SC specifies a virtual load in PX's portfolio in the zone of the inter-SC trade. SC submits an IPS of zero for this virtual load. SC can offer to sell back its inter-SC purchase from PX. Submit an adjustment bid to decrease the virtual load (to negative load) if the price rises. SC can offer to increase the purchase from PX. Submit an adjustment bid to increase the virtual load if price falls.

...Adjusting an Inter-SC Purchase


SC
Inter-SC
Trade of
100 MWh
PX

Zone A

$Load^{A,SC}_{IPS} = 0$ MWh

Adjustment Bid

$-100 \le Load^{A,SC} \le -40$ @ \$30/MWh

$-40 \le Load^{A,SC} \le 0$ @ \$20/MWh

$0 \le Load^{A,SC} \le 35$ @ \$10/MWh

9

One SC Submits the Adjustment Bid Only one SC involved in an inter-SC trade may submit an adjustment bid for the inter-SC trade. Suppose that SC is involved in an inter-SC trade with the PX: If SC submits the adjustment bid, SC will have a virtual load in PX's market to model the adjustment. The CM process adjusts the inter-SC trade by adjusting SC's virtual load in the PX market. The prices in the PX's market will control how the CM process adjusts SC's virtual load in PX's market.

Example Two zones, A and B and two SCs, PX and SC. PX auction: G1 bids to sell up to 110 MWh @ $20/MWh G2 bids to sell up to 100 MWh @ $35/MWh SC bids to sell up to 30 MWh @ $30/MWh (in Zone A) L1 bids to buy up to 100 MWh @ $700/MWh L2 bids to buy up to 100 MWh @ $700/MWh PX UMCP = $35/MWh and SC sells 30 MWh via inter-SC trade. SC wants to back out of trade if PX zonal price in zone A falls below $30/MWh as a result of CM.

Adjustment Bids SC PX 30 MWh Zone A SC PX Zone B G3IPS = 135 MWh Adj Bid: 0 £ G3 £ 136 @ $30/MWh L3IPS = 100 MWh Adj Bid: 0 £ L3 £ 100 @ $700/MWh G1IPS = 110 MWh Adj Bid: 0 £ G1 £ 110 @ $20/MWh L1IPS = 100 MWh Adj Bid: 0 £ L1 £ 100 @ $700/MWh G4IPS = 0 MWh Adj Bid: 0 £ G4 £ 100 @ $50/MWh L4IPS = 5 MWh Adj Bid: 0 £ L4 £ 5 @ $700/MWh G2IPS = 90 MWh Adj Bid: 0 £ G2 £ 100 @ $35/MWh L2IPS = 100 MWh Adj Bid: 0 £ L2 £ 100 @ $700/MWh -10 £ FlowAtoB £ 10 VLA,SC,IPS = 0 MWh Adj Bid: 0 £ VLA,SC £ 30 @ $30/MWh

Final Schedule


G3FS = 135 MWh
Adj Bid:
0 ≤ G3 ≤ 136
@ $30/MWh
L3FS = 100 MWh
Adj Bid:
0 ≤ L3 ≤ 100
@ $700/MWh
G4FS = 0 MWh
Adj Bid:
0 ≤ G4 ≤ 100
@ $50/MWh
L4FS = 5 MWh
Adj Bid:
0 ≤ L4 ≤ 5
@ $700/MWh
SC
30
MWh
PX
FlowAtoB = 10
SC
PX
VLA,SC,FS = 30 MWh
Adj Bid:
0 ≤ VLASC ≤ 30
@ $30/MWh
G1FS = 105 MWh
Adj Bid:
0 ≤ G1 ≤ 110
@ $20/MWh
L1FS = 100 MWh
Adj Bid:
0 ≤ L1 ≤ 100
@ $700/MWh
G2FS = 95 MWh
Adj Bid:
0 ≤ G2 ≤ 100
@ $35/MWh
L2FS = 100 MWh
Adj Bid:
0 ≤ L2 ≤ 100
@ $700/MWh
Zone A
PX Zonal Price = $20/MWh
Zone B
PX Zonal Price = $35/MWh

13

Results PX zonal price in A falls to $20/MWh. SC buys back the energy it sells to PX. PX pays SC 30MWh * $20/MWh = $600 for inter-SC trade. SC pays PX 30MWh * $20/MWh = $600 for virtual load. Increasing VLA,SC to buy back inter-SC trade reduces flow from A to B. This has the same impact on inter-zonal congestion as reducing the inter-SC trade and reducing G3. Real-time imbalances: VLA,SC is zero causing an imbalance of 30 MWh in load. SC reduces G3 by 30 MWh to account for the buy-back producing a 30 MWh imbalance in generation. SC's net imbalance is 0.

Changing Resources... Suppose that SC models the adjustment bid on an inter-SC trade as a virtual load in PX's market: The CM process will adjust PX's resources to account for any change to the inter-SC trade. SC's resources will not be automatically adjusted to account for the change to inter-SC trade. If the virtual load that models inter-SC adjustment is increased: CM does not decrease SC's generation to account for the decreased sale to (increased purchase from PX). SC would decrease its actual generation in real-time because of its decreased inter-SC sale (increased purchase). In real-time, the imbalance due to SC's virtual load would match the imbalance due to the reduction in SC generation, so the imbalance charge would be zero.

....Changing Resources If the virtual load used that models the inter-SC adjustment is decreased: CM does not increase SC's generation to account for the increased sale to (decreased purchase from PX). SC would increase its actual generation in real-time because of its increased inter-SC sale (decreased inter-SC purchase). In real-time, the imbalance due to SC's virtual load would match the imbalance due to the increase in SC's generation, so the imbalance charge would be zero.

Location of Inter-SC Trade SC wishes to submit an adjustment bid on its inter-SC trade with PX in Zone A. SC should have resources in Zone A that it will use to account for any changes in the inter-SC trade. This prevents SC from scheduling and paying for inter- zonal transmission capacity that it will not use.

Implementation Unique resource Ids would be assigned to model loads for adjustments to inter-SC trades. E.g. for each SC the PX would define virtual loads in each zone that would be used to model adjustment bids in inter-SC trades with the SC in the zone. Meter data for the loads would automatically defined as 0 MWh. The ISO would not schedule nor charge A/S for the virtual loads since they are not needed. This would not increase the stress on the ISO's A/S markets.